Exhibit 99.2

Nortia Capital Partners, Inc. Clarification to July 19, 2005 Press Release

ATLANTA, July 20, 2005 (BUSINESS WIRE) -- Nortia Capital Partners, Inc., (OTC:NCPN) is clarifying the structure of the transaction that it announced on July 19, 2005. Nortia Capital Partners, Inc., has signed a definitive agreement to acquire a minority equity interest in Holley Communications Investment, Inc., an experienced, market-oriented developer and provider of wireless communication products including handsets and solutions, as well as terminal and system devices that currently focuses on the Chinese mobile telecommunications market.

Following its July 19, 2005, announcement, the management of Nortia Capital Partners, Inc., was contacted by various stockholders and members of the investment community, some of whom were under the impression that Nortia Capital Partners, Inc. would use shares of its stock to acquire the minority equity interest in Holley Communications Investment, Inc.

Nortia Capital Partners, Inc., formed a transaction vehicle through which the acquisition of the minority equity interest will occur. The shares of the transaction vehicle are being issued, not shares of Nortia Capital Partners, Inc. In accordance with Nortia Capital Partners, Inc.'s status as a Business Development Company, registered under Section 54 of the Investment Company Act of 1940, the current expectation is that substantially all of the shares of the transaction vehicle that will be owned by Nortia Capital Partners, Inc., will be registered prior to their being distributed as a special dividend to the stockholders of Nortia Capital Partners, Inc. A record date has not yet been set.

About Holley Communications Investment, Inc.

Holley Communications states that, for its 2004 fiscal year, it sales were approximately $21.8 million, with an EBITDA of approximately $265 thousand and that it is on track to reach its budgeted goals for 2005 of $94 million in sales and $6.1 million in EBITDA. The financial statements for Holley Communications are in the process of being audited and such audit is a condition of closing.

Holley  Communications  is  a  subsidiary  of  Holley  Group,   a
privately  owned  holding  company with  operations  world  wide.
Holley Group achieved sales of over one billion dollars for the year ending 2004

About Nortia Capital Partners, Inc.

Nortia Capital Partners, Inc. is an Atlanta-based merchant banking firm that operates as a Business Development Company, pursuant to Section 54 of the Investment Company Act of 1940. Nortia was established to provide capital and advisory services for management buyouts, recapitalizations, and the growth and capital needs of emerging growth companies. Nortia intends to make yearly distributions to its shareholders of at least 90% of its taxable investment income defined as net investment income from interest, dividends and net short term capital gains. Additional information can be found by visiting its website at www.nortiacapital.com.
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Forward-Looking Statements:

The  Private Securities Litigation Reform Act of 1995 provides  a safe harbor for forward-looking statements made on behalf of  the
Company   and   its   subsidiaries.   All  such   forward-looking


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statements  are, by necessity, only estimates of  future  results and actual results achieved by the Company may differ materially from these statements due to a number of factors. Any forward-
looking  statements speak only as of the date  made.   Statements
made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs,
plans,  expectations, or intentions regarding the  future.   Risk
factors  that  may  cause  results  to  differ  from  projections
include,   without  limitation,  loss  of  suppliers,   loss   of
customers,   inadequate  capital,  competition,   loss   of   key
executives, declining prices, and other economic factors relating to its investee companies and inadequate capital, competition, loss of key executives, and other economic factors related to its own operations. Nortia assumes no obligations to update these forward-looking statements to reflect actual results, changes in
assumptions   or   changes  in  other  factors   affecting   such
statements.   You  should  independently  investigate  and  fully
understand all risks before making investment decisions.

SOURCE: Nortia Capital Partners, Inc.

CONTACT:  Nortia Capital Partners Inc., Atlanta
          William J. Bosso, 770-777-6795
          wbosso@nortiacapital.com
          www.nortiacapital.com
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          or
          Investors:
          Friedland Capital Inc.
          Dara Podber-Albright, 201-420-7437
          dara@friedlandcapital.com
          www.friedlandcapital.com
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